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                                                                    Exhibit 10.1

                               NORTH STATE BANCORP
                                STOCK OPTION PLAN
                                       FOR
                                    EMPLOYEES

                         ARTICLE I - GENERAL PROVISIONS

1.1 The Plan is designed for the benefit of the Employer to secure and retain the services of Eligible Participants. The Board believes the Plan will promote and increase personal interests in the welfare of the Employer by, and provide incentive to, those who are primarily responsible not only for its regular operations but also for shaping and carrying out the long-range plans of the Employer and ordering its continued growth and financial success.

1.2 Awards under the Plan may be made to Participants in the form. of (a) Incentive Stock Options; and (b) Nonqualified Stock Options.

1.3 The Plan was effective as of June 29, 2000 (the "Effective Date"), and was adopted and approved by the Board and shareholders of North State Bank (the "Bank"). The Plan was assumed by the Company upon the effectiveness of the bank holding company reorganization of the Bank on June 28, 2002.

                            ARTICLE II - DEFINITIONS

Except where the context otherwise indicates, the following definitions apply:

2.1 "Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended. All citations to sections of the Act or rules thereunder are to such sections or rules as they may from time to time be amended or renumbered.

2.2 "Agreement" means the written agreement between the Company and the Participant evidencing a Stock Option granted to the Participant.

2.3      "Board" means the Board of Directors of the Company.

2.4 "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

2.5 "Committee" means the Executive Committee of the Board, which shall administer this Plan pursuant to Article III.

2.6 "Company" means North State Bancorp, a corporation organized under the laws of the State of North Carolina, and its successors and assigns.

2.7 "Disability," with respect to any Incentive Stock Option, means disability as determined under Code section 22(e)(3), and, with respect to any Nonqualified Stock Option, means (a) with respect to a Participant who is eligible to participate in the Employer's program of long-term disability insurance, if

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         any, a condition with respect to which the Participant is entitled to commence benefits under such program of long-term disability insurance, and (b) with respect to any Participant (including a Participant who is eligible to participate in the Employer's program of long-term disability insurance, if any), a disability as determined under procedures established by the Committee or in any Nonqualified Stock Option Agreement.

2.8 "Eligible Participant" means an employee of the Employer (including an officer who is also an employee) and any independent contractor or consultant who provides services to the Employer, as shall be determined by the Committee.

2.9 "Employer" means the Company and any entity during any period that it is a "parent corporation" or a "subsidiary corporation" with respect to the Company within the meaning of Code section 424(d). With respect to all purposes of the Plan, including, but not limited to, the establishment, amendment termination, operation and administration of the Plan, the Company shall be authorized to act on behalf of all other entities included within the definition of "Employer."

2.10 "Fair Market Value" means the value of a share of Stock, as determined in good faith by the Committee; provided, however, that

         (a) if the Stock is listed on a national securities exchange, Fair Market Value on a date shall be the closing sale price reported for the Stock on such exchange on such date if at least 100 shares of Stock were sold on such date or, if fewer than 100 shares of stock were sold on such date, then Fair Market Value on such date shall be the closing sale price reported for the Stock on such exchange on the last prior date on which at least 100 shares were sold, all as reported in The Wall Street Journal or such other source as the Committee deems reliable; and

         (b) if the Stock is not listed on a national securities exchange but is admitted to quotation on the National Association of Securities Dealers Automated Quotation System or other comparable quotation system, Fair Market Value on a date shall be the last sale price reported for the Stock on such system on such date if at least 100 shares of Stock were sold on such date or, if fewer than 100 shares of Stock were sold on such date, then Fair Market Value on such date shall be the average of the high bid and low asked prices reported for the Stock on such system on such date or, if no shares of Stock were sold on such date, then Fair Market Value on such date shall be the last sale price reported for the Stock on such system on the last date on which at least 100 shares of Stock were sold, all as reported in The Wall Street Journal or such other source as the Committee deems reliable; and

         (c) If the Stock is not traded on a national securities exchange or reported by a national quotation system, if any broker-dealer makes a market for the Stock, then the Fair Market Value of the Stock on a date shall be the average of the highest and lowest quoted selling prices of the Stock in such market on such date if at least 100 shares of Stock were sold on such date or, if fewer than 100 shares of Stock were sold on such date, then Fair Market Value on such date shall be the average of the high bid and low asked prices for the Stock in such market on such date or, if no prices are quoted on such date, then Fair Market Value on such date shall be the average of the highest and lowest quoted selling prices of the Stock in such market on the last date OD which at least 100 shares of Stock were sold.

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         The Committee shall determine Fair Market Value in connection with an
         Incentive Stock Option in accordance with Code section 422 and the rules and regulations thereunder.

2.11 "Incentive Stock Option" means a Stock Option granted to an Eligible Participant under Article IV of the Plan.

2.12 "Nonqualified Stock Option" means a Stock Option granted to an Eligible Participant under Article V of the Plan.

2.13     "Option Grant Date" means, as to any Stock Option, the latest of:

         (a) the date on which the Committee takes action to grant the Stock Option to the Participant;

         (b) the date the Participant receiving the Stock Option becomes an employee of the Employer, to the extent employment status is a condition of the grant or a requirement of the Code, the Act or other applicable law; or

         (c) such other date (later than the dates described in (a) and (b) above) as the Committee may designate.

2.14 "Participant" means an Eligible Participant to whom a Stock Option has been granted and who has entered into an Agreement evidencing the Stock Option.

2.15 "Plan" means the North State Bancorp Stock Option Plan for Employees set forth herein, as it may be amended from time to time.

2.16 "Stock" means the common stock of the Company, as maybe adjusted pursuant to Plan Section 3.10.

2.17 "Stock Option" means an Incentive Stock Option or a Nonqualified Stock Option. Each Stock Option granted under the Plan shall be designated as either an Incentive Stock Option or a Nonqualified Stock Option, and in the absence of such designation shall be treated as a Nonqualified Stock Option.

2.19 "Termination of Employment" means the discontinuance of employment of a Participant with the Employer for any reason. The determination of whether a Participant has incurred a Termination of Employment shall be made by the Committee in its discretion and shall be consistent with applicable state and federal law. In determining whether a Termination of Employment has occurred, the Committee may determine that service with a business enterprise in which the Employer has a significant ownership interest shall be treated as employment with the Employer. With respect to any Incentive Stock Option, employment shall be interpreted in a manner consistent with Code section 422. A Participant shall not be deemed to have incurred a Termination of Employment if the Participant is on military leave, sick leave, or other bona fide leave of absence approved by the Employer of 90 days or fewer (or any longer period during which the Participant is guaranteed reemployment by statute or contract). In the event a Participant's leave of absence exceeds this period, he will be deemed to have incurred a Termination of Employment on the day following the expiration date of such period.

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                          ARTICLE III - ADMINISTRATION

3.1 This Plan shall be administered by the Committee. The Committee, in its discretion, may delegate to one or more of its members such of its powers as it deems appropriate. The Committee also may limit the power of any member to the extent necessary to comply with rule 16b-3 under the Act, Code section 162(m) or any other law or for any other purpose.

3.2 The Committee shall meet at such times and places as it determines. A majority of its members shall constitute a quorum, and the decision of a majority of those present at any meeting at which a quorum is present shall constitute the decision of the Committee. A memorandum signed by all of its members shall constitute the decision of the Committee without necessity, in such event, for holding an actual meeting.

3.3 The Committee shall have the exclusive right to interpret, construe and administer the Plan, to select the persons who are eligible to receive a Stock Option, and to act in all matters pertaining to the granting of a Stock Option and the contents of the Agreement evidencing the Stock Option, including without limitation, the determination of the number of shares of Stock subject to a Stock Option and the form, terms, conditions and duration of each Stock Option, and any amendment thereof, consistent with the provisions of the Plan as well as outstanding regulatory guidelines of the Federal Deposit Insurance Corporation (the "FDIC"). All acts, determinations and decisions of the Committee made or taken pursuant to grants of authority under the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan, Including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all Participants, Eligible Participants and their estates and beneficiaries.

3.4 The Committee may adopt such rules, regulations and procedures of general application for the administration of this Plan, as it deems appropriate.

3.5 Subject to adjustment as provided in Plan Section 3.10, the aggregate number of shares of Stock which are available for issuance pursuant to Stock Options granted under the Plan shall be One Hundred Sixty-Five Thousand (165,000) shares of Stock. Such shares of Stock shall be made available from authorized and unissued shares of Stock. The maximum aggregate number of shares of Stock that may be awarded to any single Eligible Participant under the Plan shall be Sixty-Six Thousand (66,000) shares of Stock. If, for any reason, any shares of Stock awarded or subject to purchase under the Plan are not delivered or purchased, or are reacquired by the Company, for reasons including, but not limited to, termination, expiration or cancellation of a Stock Option, such shares of Stock shall not be charged against the aggregate number of shares of Stock available for issuance pursuant to Stock Options granted under the Plan and shall again be available for issuance pursuant to Stock Options granted under the Plan. If the withholding obligation under a Stock Option is satisfied by tendering shares of Stock to the Company (either by actual delivery or attestation), only the number of shares of Stock issued net of the share of Stock so tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for issuance under the Plan.

3.6 Each Stock Option granted under the Plan shall be evidenced by a written Agreement Each Agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the

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         Plan, and any other terms and conditions, not inconsistent with the
         Plan, as may be imposed by the Committee.

3.7 The Company shall not be required to issue or deliver any certificates for shares of Stock prior to:

         (a) the listing of such shares on any stock exchange on which the Stock may then be listed; and

         (b) the completion of any registration or qualification of such shares of Stock under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its discretion, determine to be necessary or advisable.

3.8 All certificates for shares of Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or national quotation system upon which the Stock is then listed and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

3.9 Except as provided otherwise in the Plan or in an Agreement no Participant awarded a Stock Option shall have any right as a shareholder with respect to any shares of Stock covered by his or her Stock Option prior to the date of issuance to him or her of a certificate or certificates for such shares of Stock.

3.10 If any reorganization, recapitalization, reclassification, stock split, stock dividend, or consolidation of shares of Stock, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company`s corporate structure, or any distribution to shareholders other than a cash dividend results in the outstanding shares of Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares of Stock or other securities of the Company, or for shares of Stock or other securities of any other corporation; or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding shares of Stock, then the Committee shall make equitable adjustments in:

         (a) the limitation on the aggregate number of shares of Stock that may be awarded as set forth in Plan Section 3.5;

         (b) the number of shares and class of Stock that may be subject to Stock Options, and which have not been issued or transferred under outstanding Stock Options;

         (c) the purchase price to be paid per share of Stock under outstanding Stock Options; and

         (d) the terms, conditions or restrictions of any Stock Option and Agreement, including the price payable for the acquisition of Stock;

         provided, however, that all adjustments made as the result of the foregoing in respect of each Incentive Stock Option shall be made so that such Stock Option shall continue to be an incentive stock option within the

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meaning of Code section 422, unless the Committee takes affirmative action to treat such Stock Option instead as a Nonqualified Stock Option.

3.11 In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Stock Option granted thereunder, and against all amounts paid by them in settlement thereof, provided such settlement is approved by independent legal counsel selected by the Company, or paid by them in satisfaction of a judgment or settlement in any such action, suit or proceeding, except as to matters as to which the Committee member has been negligent or engaged in misconduct in the performance of his duties; provided that, within 60 days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

3.12 The Committee may require each person purchasing shares of Stock pursuant to a Stock Option granted under the Plan to represent to and agree with the Company in writing that he is acquiring the shares of Stock without a view to distribution thereof The certificates for such shares of Stock may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

3.13 The Committee shall be authorized to make adjustments in performance-based criteria or in the other terms and conditions of Stock Options in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Agreement in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Stock Options under the Plan as it shall deem appropriate to assume the outstanding awards, rights and obligations.

3.14     All outstanding Stock Options to any Participant may be canceled if:

         (a) the Participant, without the consent of the Committee, while employed by the Employer or after termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in, other than any insubstantial interest, as determined by the Committee, any business that is in competition with the Employer or with any business in which the Employer has a substantial interest as determined by the Committee; or

         (b) the Participant is terminated for cause as determined by the Committee.

                      ARTICLE IV - INCENTIVE STOCK OPTIONS

4.1 Each provision of this Article IV and of each Incentive Stock Option granted under the Plan shall be construed in accordance with the provisions of Code section 422, and any provision hereof that cannot be so construed shall be disregarded.

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4.2      Incentive Stock Options shall be granted only to Eligible Participants who are in the active employment of the Employer, and to individuals to whom grants are conditioned upon active employment, each of whom may be granted one or more such Incentive Stock Options for a reason related to his employment at such time or times determined by the Committee following the Effective Date through the date which is ten (10) years following the Effective Date, subject to the following conditions:

         (a) The Incentive Stock Option exercise price per share of Stock shall be set in the Agreement, but shall not be less than 100% of the Fair Market Value of the Stock on the Option Grant Date. If the Eligible Participant owns more than 10% of the outstanding Stock (as determined pursuant to Code section 424(d)) on the Option Grant Date, the Incentive Stock Option exercise price per share shall not be less than 110% of the Fair Market Value of the Stock on the Option Grant Date; provided, however, that if an Incentive Stock Option is granted to such an Eligible Participant at an exercise price per share that is less than 110% of Fair Market Value of the Stock on the Option Grant Date, such Option shall be deemed a Nonqualified Stock Option.

         (b) The Incentive Stock Option may be exercised in whole or in part from time to time within ten (10) years from the Option Grant Date (five (5) years if the Eligible Participant owns more than 10% of the Stock on the Option Grant Date), or such shorter period as may be specified by the Committee in the Stock Option Agreement; provided, that in any event, the Incentive Stock Option shall lapse and cease to be exercisable upon a Termination of Employment or within such period following a Termination of Employment as shall have been specified in the Incentive Stock Option Agreement.

         (c) To the extent the aggregate Fair Market Value, determined as of the Option Grant Date, of the shares of Stock with respect to which incentive stock options (determined without regard to this subsection) are first exercisable during any calendar year (under this Plan or any other plan of the Company and its parent and subsidiary corporations (within the meaning of Code sections 424(e) and 424(f), respectively)), by Participant exceeds $100,000, such Incentive Stock Options granted under the Plan shall be treated as Nonqualified Stock Options granted under
               Article V to the extent of such excess.

         (d) The Committee may adopt any other terms and conditions which it determines should be imposed for the Incentive Stock Option to qualify under Code section 422, as well as any other terms and conditions not inconsistent with this Article IV as determined by the Committee.

         (e) The maximum number of shares of Stock authorized for issuance pursuant to Incentive Stock Options shall be the total number authorized for issuance pursuant to Stock Options under the Plan pursuant to Plan Section 3.5.

4.3 Any Incentive Stock Option that fails to qualify under Code section 422 shall be treated as a Nonqualified Stock Option.

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                     ARTICLE V - NONQUALIFIED STOCK OPTIONS

5.1 Nonqualified Stock Options may be granted to Eligible Participants to purchase shares of Stock at such time or times determined by the Committee, subject to the terms and conditions set forth in this
         Article V.

5.2 The Nonqualified Stock Option exercise price per share of Stock shall be established in the Agreement and may be more than or equal to 100% of the Fair Market Value at the time of the grant and may not be less than par value of the Stock.

5.3 A Nonqualified Stock Option may be exercised in full or in part from time to time within such period as may be specified by the Committee in the Agreement, which period shall not exceed ten (10) years from the Option Grant Date; provided that, in any event, the Nonqualified Stock Option shall lapse and cease to be exercisable upon a Termination of Employment or within a reasonable period following a Termination of Employment as shall have been specified in the Nonqualified Stock Option Agreement; provided, that such period following a Termination of Employment shall in no event extend the original exercise period of the Nonqualified Stock Option.

5.4 The Nonqualified Stock Option Agreement may include any other terms and conditions not inconsistent with this Article V or Article VI, as determined by the Committee.

                     ARTICLE VI - INCIDENTS OF STOCK OPTIONS

6.1 Each Stock Option shall be granted subject to such terms and conditions, if any, not inconsistent with this Plan, as shall be determined by the Committee, including any provisions as to continued employment as consideration for the grant or exercise of such Stock Option and any provisions that may be advisable to comply with applicable laws, regulations or rulings of any governmental authority. Notwithstanding the provisions of any Stock Option Agreement to the contrary, all Stock Options shall vest over a period of not fewer than three (3) years in percentages that shall not exceed thirty three and one-third percent (33 1/3%) per year.

6.2 Except as provided below or to the extent otherwise allowed by applicable law and pursuant to the terms of an applicable Stock Option Agreement, a Stock Option shall not be transferable by the Participant other than by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the lifetime of the Participant only by him or in the event of his death or Disability, by his guardian or legal representative.

6.3 Shares of Stock purchased upon exercise of a Stock Option shall be paid for at the time of exercise in cash.

6.4 No cash dividends shall be paid on shares of Stock subject to unexercised Stock Options.

6.5 The Committee, in its sole discretion, may authorize payment of interest equivalents on dividend equivalents which are payable in cash at a future time.

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6.6      If a Participant is required to pay to the Employer an amount with respect to income and employment tax withholding obligations in connection with exercise of a Nonqualified Stock Option, and/or with respect to certain dispositions of Stock acquired upon the exercise of an Incentive Stock Option, the Committee, in its discretion and subject to such rules as it may adopt, may permit the Participant to satisfy the obligation, in whole or in part, by (a) surrendering shares of Stock held by the Participant for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes, as determined by the Committee in its discretion, having an aggregate Fair Market Value on the date of exercise equal to the amount of cash that would otherwise be required to pay the balance of the income and employment tax withholding obligations, subject to limitations set forth in the corresponding Stock Option Agreement, or
         (b) making an irrevocable election that, in lieu of the issuance of Stock, a portion of the total Fair Market Value of the shares of Stock subject to the Nonqualified Stock Option and/or with respect to certain dispositions of Stock acquired upon the exercise of an Incentive Stock Option, be surrendered for cash and that such cash payment be applied to the satisfaction of the withholding obligations. The amount to be withheld shall not exceed the statutory minimum federal and state income and employment tax liability arising from the Stock Option exercise transaction.

6.7 The Committee may permit the voluntary surrender of all or a portion of any Stock Option granted under the Plan to be conditioned upon the granting to the Participant of a new Stock Option for the same or a different number of shares of Stock as the Stock Option surrendered, or may require such surrender as a condition precedent to a grant of a new Stock Option to such Participant. Subject to the provisions of the Plan, such new Stock Option shall be exercisable at such price, during such period and on such other terms and conditions as are specified by the Committee at the time the new Stock Option is granted. Upon surrender, the Stock Options surrendered shall be canceled and the shares of Stock previously subject to them shall be available for the grant of other Stock Options.

6.8 The FDIC, or any other primary federal regulator of the Bank, may direct the Bank to require Participants to immediately exercise (to the extent vested) or forfeit their Stock Options if the Bank's capital falls below minimum requirements, as determined by the North Carolina Commission of Banks or the FDIC or any other primary federal regulator of the Bank.

                     ARTICLE VII - AMENDMENT AND TERMINATION

7.1 The Board, at any time and from time to time, may amend or terminate the Plan with the approval of the holders of at least two-thirds (2/3) of the Stock entitled to vote at the time of such approval. To the extent required by Code section 422 and/or the rules of the exchange upon which the Stock is traded, no amendment, without further approval by the Company's shareholders, shall:

         (a)  alter the group of persons eligible to participate in the Plan;

         (b) except as provided in Plan Section 3.10, increase the maximum number of shares of Stock which are available for issuance pursuant to Stock Options granted under the Plan;

         (c) extend the period during which Incentive Stock Options may be granted beyond the date which is ten (10) years following the Effective Date;

         (d) limit or restrict the powers of the Committee with respect to the administration of this Plan;

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         (e)   increase the limit or the value of shares of Stock for which an Eligible Participant may be granted an Incentive Stock Option;

         (f) materially increase the benefits accruing to Participants under this Plan, or

         (g)   change any of the provisions of this Article VII.

7.2 No amendment to or discontinuance of this Plan or any provision thereof by the Board or the shareholders of the Company shall, without the written consent of the Participant, adversely affect, as shall be determined by the Committee, any Stock Option previously granted to such Participant under this Plan; provided, however, the Committee retains the right and power to treat any outstanding Incentive Stock Option as a Nonqualified Stock Option as provided herein.

7.3 Notwithstanding anything herein to the contrary, if the right to receive or benefit from any Stock Option, either alone or together with payments that a Participant has the right to receive from the Employer, would constitute a "parachute payment" under Code section 280G, all such payments may be reduced, in the discretion of the Committee, to the largest amount that will avoid an excise tax to the Participant under Code section 280G.

                     ARTICLE VIII- MISCELLANEOUS PROVISIONS

8.1 Nothing in the Plan or any Stock Option granted under the Plan shall confer upon any Participant any right to continue in the employ of the Employer, or to serve as a director thereof, or interfere in any way with the right of the Employer to terminate his or her employment at any time. Unless agreed by the Board, no Stock Option granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Employer for the benefit of its employees. No Participant shall have any claim to a Stock Option until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Company. All payments to be made under the Plan shall be paid from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, and except as otherwise provided by the Committee.

8.2 The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Employer is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Stock Option or the exercise thereof, including, but not limited to, withholding the payment of all or any portion of such Stock Option or another Stock Option under this Plan until the Participant reimburses the Employer for the amount the Employer is required to withhold with respect to such taxes, or canceling any portion of such Stock Option or another Stock Option under this Plan in an amount sufficient to reimburse itself for the amount it is required to so withhold, or selling any property contingently credited by the Employer for the purpose of paying for such Stock Option or another Stock Option under this Plan, in order to withhold or reimburse itself for the amount it is required to so

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

         withhold. The amount to be withheld shall not exceed the statutory minimum federal and state income and employment tax liability arising from the exercise transaction.

8.3 The Plan and the grant of Stock Options shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any United States government or regulatory agency as may be required.

8.4 The terms of the Plan shall be binding upon the Employer, and its successors and assigns.

8.5 The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver shares of Stock or payments in lieu of or with respect to Stock Options under the Plan; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

8.6 If any provision of this Plan or an Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Agreement, it shall be stricken and the remainder of the Plan or the Agreement shall remain in full force and effect.

8.7 The Committee may incorporate additional or alternative provisions for this Plan with respect to residents of one or more individual states to the extent necessary or desirable under state securities laws. Such provisions shall be set out in one or more appendices hereto which may be amended or deleted by the Committee from time to time.

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